As filed with the Securities and Exchange Commission on May 7, 2012

Registration No. 333-167291

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ULTA SALON, COSMETICS & FRAGRANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-3685240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Remington Blvd., Suite 120

Bolingbrook, Illinois 60440

(630) 410-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert S. Guttman

Senior Vice President, General Counsel & Secretary

Ulta Salon, Cosmetics & Fragrance, Inc.

1000 Remington Blvd., Suite 120

Bolingbrook, Illinois 60440

(630) 410-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Richard S. Meller, Esq.

Latham & Watkins LLP

233 South Wacker Drive, Suite 5800

Chicago, IL 60606

(312) 876-7700

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerate filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to our Registration Statement on Form S-3, initially filed June 3, 2010 (Registration No. 333-167291) (as amended, the “Registration Statement”), deregisters the securities remaining unsold under the Registration Statement. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of our contractual obligations to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, we are filing this Post-Effective Amendment No. 1 to deregister, as of the effective date of this Post-Effective Amendment No. 1, all securities remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ulta Salon, Cosmetics & Fragrance, Inc. has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bolingbrook, State of Illinois, on May 7, 2012.

ULTA SALON, COSMETICS & FRAGRANCE, INC.

By:	/s/ Gregg R. Bodnar
Gregg R. Bodnar Chief Financial Officer and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregg R. Bodnar and Robert S. Guttman, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Carl S. Rubin Carl S. Rubin	President, Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2012

/s/ Gregg R. Bodnar Gregg R. Bodnar	Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	May 7, 2012

/s/ Dennis K. Eck Dennis K. Eck	Chairman of the Board of Directors	May 7, 2012

/s/ Robert F. DiRomualdo Robert F. DiRomualdo	Director	May 7, 2012

/s/ Lorna E. Nagler Lorna E. Nagler	Director	May 7, 2012

/s/ Catherine A. Halligan Catherine A. Halligan	Director	May 7, 2012

/s/ Charles Heilbronn Charles Heilbronn	Director	May 7, 2012

/s/ Charles J. Philippin Charles J. Philippin	Director	May 7, 2012

/s/ Kenneth T. Stevens Kenneth T. Stevens	Director	May 7, 2012